As filed with the Securities and Exchange Commission on September __ , 1998

                                                          File No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             MEDICAL DYNAMICS, INC.
                             ----------------------
               (Exact name of Registrant as specified in charter)

            Colorado                                             84-0631765
            --------                                             ----------
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)


                             99 Inverness Drive East
                            Englewood, Colorado 80112
                                 (303) 790-2990
                                 --------------
                   (Address, including zip code and telephone
                             number, including area
                   code, of registrant's principal executive
                                    offices)

                            Van A. Horsley, President
                             99 Inverness Drive East
                            Englewood, Colorado 80112
                                 (303) 790-2990
                                 --------------
                     (Name, address, including zip code and
                        telephone number, including area
                           code, of agent for service)

          It is requested that copies of all correspondence be sent to:

                         Herrick K. Lidstone, Jr., Esq.
                             Norton o Lidstone, LLC
                          5445 DTC Parkway, Suite 850
                         Englewood, Colorado 80111-3053
                        Telephone Number (303) 221-5552
                        Facsimile Number (303) 221-5553

                        -------------------------------

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:
_____

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [xx]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                            CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------
Title of Shares to   Amount to be   Proposed maximum    Proposed maximum    Amount of
be registered          registered    aggregate price           aggregate    Registration
                                            per unit      offering price    Fee
----------------------------------------------------------------------------------------

Common (1)              1,125,000            $2.0625          $2,320,312      $684
----------------------------------------------------------------------------------------
Common (2)                630,000            $2.0625          $1,299,375      $383
----------------------------------------------------------------------------------------
Common (3)                150,000              $2.58            $387,000      $114
----------------------------------------------------------------------------------------
Total                   1,905,000                             $4,006,687    $1,181
----------------------------------------------------------------------------------------

     Pursuant  to Rule  416 of the  Securities  Act of 1933 and as  required  by
Section 2(a) of the registration rights agreement between the Company and the Selling Stockholder, this registration statement shall be deemed to cover such additional shares as may be issued to the Selling Stockholder to prevent dilution resulting from future dividends, stock distributions, stock splits or similar transactions, and as provided in the Debentures and Warrants (as those terms are defined herein).

     Pursuant to Rule 429, the prospectus included herein combines the prospectus previously included in the registrant's Registration Statement on Form S-3, Commission file number 333-42631. The prospectus included in this registration statement carries forward 544,532 shares included within the prior registration statement as follows: 58,667 shares issued prior to the date hereof upon conversion of the 1997 Debentures which have not, at the date hereof, been sold by the Selling Shareholder; up to 330,000 shares, representing 150% of the Shares estimated to be issuable to the Selling Shareholder upon conversion of on its remaining 1997 Debentures (in a total principal amount of $440,000, calculated at Market Price on September 10, 1998); up to 71,250 shares representing 150% of the Shares estimated to be issuable to the Selling Shareholder in payment of interest (in a total estimated amount of $95,000) its remaining 1997 Debentures (assuming such Debentures are held to maturity); and 84,615 shares issuable upon exercise of the 1997 Warrants.

----------------

1 The amount to be registered includes 825,000 shares (150% of the estimated number of shares) to be issued upon conversion of the 1998 Debentures (as defined under "Description of Securities" in the prospectus included in this form)and 300,000 shares (150% of the estimated number of shares) underlying the 1998 Debentures required to be purchased in December 1998, assuming conversion at the "Market Price" (as defined in the 1998 Debentures) at September10, 1998. The maximum offering price is based on the last sale price quoted on the Nasdaq SmallCap Market on September 10, 1998 pursuant to Rule 457(c).

2 The amount to be registered includes 462,000 shares (150% of the estimated number of shares ) to be issued in payment of an estimated $616,000 interest on the 1998 Debentures and 168,000 shares to be issued in payment of an estimated $224,000 interest on the 1998 Debentures required to be purchased in December 1998, which could accrue through the term of the 1998 Debentures assuming the calculation is based on the "Market Price" at September 10, 1998. The maximum offering price is based on the last sale price quoted on the Nasdaq SmallCap Market on September 10, 1998 pursuant to Rule 457(c).

3 The amount to be registered includes 150,000 shares underlying the 1998 Warrants (as defined under "Description of Securities" in the prospectus included in this form), including the 40,000 1998 Warrants to be issued in connection with the purchase by the Selling Shareholder of an additional $400,000 1998 Debentures as required in December 1998. Registration fee is based on the exercise price of the 1998 Warrants pursuant to Rules 457(a) and (g).


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                Subject to Completion, Dated _____________, 1998

PROSPECTUS
----------
                             MEDICAL DYNAMICS, INC.

                     Up to 2,449,532 Shares of Common Stock
                 Offered for Resale by the Selling Shareholder

     This Prospectus relates to up to 2,449,532 shares of common stock of Medical Dynamics, Inc., a Colorado corporation (the "Company" or "MEDY") which are being offered and sold by The Tail Wind Fund, Inc., referred to herein as the "Selling Shareholder." The shares being offered by this Prospectus will be received by the Selling Shareholder upon conversion of convertible securities described in "The 1997 Debentures and the 1997 Warrants" and "The 1998 Debentures and the 1998 Warrants" under the caption "Description of Securities" beginning on page 18 of this Prospectus. The number of shares available for sale by the Selling Shareholder has been estimated because the conversion of the convertible securities will be based in part on the market price of the Common Stock on the date of conversion.

     MEDY's common stock is traded in the over-the-counter market and is quoted on the Nasdaq SmallCap Market under the symbol "MEDY." On September 10, 1998, Nasdaq reported that the last sale price of the Common Stock was $2.0625 per share.

     The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholder, but will receive the exercise prices payable upon exercise of the 1997 Warrants and the 1998 Warrants (if exercised for cash). There can be no assurance that all or any part of the Warrants will be exercised or that they will be exercised for cash. All expenses incurred in connection with this offering (not including, however, commissions or discounts paid or allowed by the Selling Shareholder to underwriters, dealers, brokers or agents) are being borne by the Company.

     The Selling Shareholder has not advised the Company of any specific plans for the distribution of the Shares, but it is anticipated that the Shares may be sold from time to time in transactions (which may include block transactions) on the Nasdaq SmallCap market at the market prices then prevailing. Sales of the Shares also may be made through negotiated transactions or otherwise. The Selling Shareholder and the brokers and dealers though which the sales of the Shares may be made may be deemed to be "underwriters" within the meaning set forth in the Securities Act of 1933, as amended, and their commissions and discounts and other compensation may be regarded as underwriters' compensation. See "Plan of Distribution" commencing at page 17, below.

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND THEIR PURCHASE SHOULD BE CONSIDERED ONLY BY PERSONS ABLE TO SUSTAIN A TOTAL LOSS OF THEIR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 10 OF THIS PROSPECTUS.

     These Securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

     This Prospectus does not constitute an offer or a solicitation by anyone to any person in any state, territory, or possession of the United States in which such offer or solicitation is not authorized by the laws thereof, or to any person to whom it is unlawful to make such offer or solicitation.

                  The date of this prospectus is ______________

                              AVAILABLE INFORMATION
                              ---------------------

     Medical Dynamics, Inc. (referred to in this Prospectus as either the "Company" or "MEDY") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Securities Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street N.W., Washington D.C. 20549, and at the Regional Offices of the Commission: The World Trade Center, Suite 1300, New York, NY 10048; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street N.W., Washington, D.C. 20549. In addition, MEDY files its information with the Commission electronically through EDGAR and the Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock is traded on the Nasdaq SmallCap Market under the symbol "MEDY," and copies of reports and other information are also available for inspection at The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     MEDY has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "1933 Act") with respect to the Shares offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information and exhibits set forth in the Registration Statement, of which this Prospectus is a part. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement and its exhibits are on file at the offices of the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the public reference facilities maintained by the Commission described above. For further information, reference is made to the Registration Statement and its exhibits.

     The Company furnishes Annual Reports to the holders of its securities which contain financial information which have been examined and reported upon, with an opinion expressed by, its independent certified public accountants.

                       DOCUMENTS INCORPORATED BY REFERENCE
                       -----------------------------------

     The following documents filed with the Commission are incorporated into this Prospectus by reference:

     (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997.

     (2) The Company's Quarterly Reports on Form 10-QSB for the quarters ended December 31, 1997, March 31, 1998, and June 30, 1998.

     (3) The Company's Current Report on Form 8-K reporting an event of July 31, 1998, describing the Company's sale of the 1998 Debentures and the 1998 Warrants to the Selling Shareholder.

     (4) The Company's Current Report on Form 8-K reporting an event of April 9, 1998, describing the Company's acquisition of Command Dental Systems of Farmington Hills, Michigan.

     (5) The Company's Current Report on Form 8-K reporting an event of February 6, 1998, describing the Company's acquisition of Information Presentation Systems, Inc.

     (6) The Company's Current Report on Form 8-K reporting an event of January 5, 1998, describing the Company's letter of intent to acquire Information Presentation Systems, Inc.

     (7) The Company's Current Report on Form 8-K reporting an event of October 23, 1997, describing the Company's acquisition of Computer Age Dentist, Inc. and sale of the 1997 Debentures and the 1997 Warrants to the Selling Shareholder, including the amendment to this report incorporating the required financial statements.

     (8) The Company's proxy statement used in connection with its annual meeting of shareholders held June 11, 1998.

     All documents filed by MEDY pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date hereof and prior to the termination of the offering covered by this Prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that statements contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Any person receiving a copy of this Prospectus may obtain without charge, upon written or oral request, a copy of any and all of the documents incorporated by reference herein (not including exhibits to those documents, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests for such documents should be directed to Medical Dynamics, Inc., 99 Inverness Drive East, Englewood, Colorado 80112, attn: Van A. Horsley, President; telephone (303) 790-2990, ext. 13.

     No person has been authorized in connection with this offering to give any information or to make any representation not contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by MEDY, the Selling Shareholder or any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than those to which it relates, nor does it constitute an offer to sell or a solicitation of an offer to purchase by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                              CAUTIONARY STATEMENT

     THIS PROSPECTUS, INCLUDING THE INFORMATION INCORPORATED BY REFERENCE HEREIN, CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE STATEMENTS RELATING TO DEVELOPMENT OF NEW PRODUCTS, THE FINANCIAL CONDITION OF MEDY, THE ABILITY TO INCREASE DISTRIBUTION OF MEDY'S PRODUCTS, INTEGRATION OF NEW BUSINESSES MEDY HAS ACQUIRED DURING THE CURRENT FISCAL YEAR, APPROVAL OF MEDY'S PRODUCTS AS AND WHEN REQUIRED BY THE FOOD AND DRUG ADMINISTRATION ("FDA") IN THE UNITED STATES AND SIMILAR REGULATORY BODIES IN OTHER COUNTRIES. THE BUSINESS AND ECONOMIC RISKS FACED BY MEDY AND MEDY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS AS DESCRIBED ABOVE AND INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" BELOW, AND UNDER "ITEM 1 - BUSINESS" AND "ITEM 6 MANAGEMENT'S DISCUSSION AND ANALYSIS" IN MEDY'S ANNUAL REPORT ON FORM 10- KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1997, AND IN THE SUBSEQUENT FILINGS PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934.

                               PROSPECTUS SUMMARY
                               ------------------

     The following summary is qualified in its entirety by the information, including the financial statements, referred to elsewhere in this Prospectus.

The Company

     Medical Dynamics, Inc., a Colorado corporation incorporated in March 1971 ("MEDY" or the "Company"), is engaged in the design, development, manufacture and marketing of medical and dental video cameras and related disposable products for a variety of professional specialties. MEDY's principal products are small, color, medical and dental video camera systems for use in patient diagnosis and various surgical procedures. MEDY has been manufacturing such cameras since August of 1981. In October 1997 MEDY acquired Computer Age Dentist, Inc. (CADI), a California corporation based in Los Angeles, California. CADI operates as a wholly-owned subsidiary of the Company which develops and sells practice management software and related electronic services to the dental profession. In February 1998, through CADI the Company acquired Information Presentation Systems, Inc. of Marietta, Georgia, one of the nation's largest suppliers of customized multimedia systems for use in a variety of dental operatory environments. In April 1998, through CADI the Company acquired Command Dental Systems of Farmington Hills, Michigan, which develops and markets turn-key computer systems for the efficient management of dental practices.

     The Company's principal executive offices and manufacturing facilities are at 99 Inverness Drive East, Englewood, Colorado, 80112. Its telephone number at that address is (303) 790-2990.

The Securities

     Currently the only class of securities of MEDY for which there is a public market is its Common Stock. As of August 31, 1998, there were 9,991,739 shares of its Common Stock outstanding. See "Description of Securities" commencing on page 18, of this Prospectus.

The Offering

     Up to 2,449,532 shares of Common Stock (the "Shares") are being offered hereby by the Selling Shareholder. These Shares will be received by the Selling Shareholder upon conversion and exercise of convertible securities described in "The 1997 Debentures and the 1997 Warrants" and "The 1998 Debentures and the 1998 Warrants" under the caption "Description of Securities" beginning on page 18 of this Prospectus. The number of shares available for sale by the Selling Shareholder has been estimated because the conversion of the convertible securities will be based in part on the market price of the Common Stock on the date of conversion. The Selling Shareholder will receive all of the proceeds from the offer and sale of the Shares.

     The Company will pay the costs related to the filing of the registration statement in which this Prospectus is included. The Selling Shareholder will pay its own expenses related to the offer and sale of the Shares, including any underwriter discounts or commissions.



                                  RISK FACTORS
                                  ------------

     The securities offered hereby are speculative and involve a high degree of risk, including, but not limited to, the risk factors described below. Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of MEDY and this offering before making an investment decision.

(1) Losses from Operations. MEDY has a history of net operating losses, which, when accumulated, total $18,117,100 through June 30, 1998. This has resulted in working capital shortages from time to time. MEDY can give no assurance that it will be able to operate profitably in the future. The likelihood of the success of MEDY must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the regulatory environments in which MEDY operates, the problems related to research and development of new products subject to Food and Drug Administration ("FDA") and other government approvals and regulations, and substantial competition from other companies as to those products. (See the Financial Statements and related notes included in MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997,and in subsequent quarterly reports on Form 10-QSB, all of which reports are incorporated by reference.)

(2) Product Liability. MEDY could be subject to claims for personal injuries resulting from the use of its products. Although MEDY carries product liability insurance coverage in amounts it believes to be commercially reasonable within its industry, there can be no assurance that the amount of coverage would be sufficient to cover any proven claims. Claims proven and damages awarded in excess of the coverage limits would have a material adverse effect on MEDY. (See "Item 1 - Business" in MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, which report is incorporated by reference.)

(3) Acquisition of New Businesses. During the current fiscal year MEDY has acquired three new businesses. The Company is in the process of integrating its accounting, financial management, personnel, and business functions with those of its new businesses. There can be no assurance that MEDY will be able to do so successfully, or that it will be able to do so on a cost effective basis. (See "Item 1 Business" in MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997 and the reports filed subsequently thereto, which reports are incorporated by reference.)

(4) Need for Additional Financing. The Company has not generated earnings in the past several years and there can be no assurance that MEDY will be able to do so in the future. Although management believes that the capital available to MEDY is sufficient to fund its short-term operations, it is unable to predict what additional expenses will be incurred beyond those contemplated since research, development, and marketing programs frequently involve unanticipated expenditures. To the extent additional capital is needed, MEDY may seek financing through additional offerings of equity or debt securities. Sales of additional equity securities could dilute the ownership interest of existing shareholders, including investors in this Offering. Sales of debt securities would necessarily result in interest expense and would risk the loss of the Company's assets if MEDY were to become unable to pay the interest. Offerings of debt securities also could include conversion features requiring the issuance of additional debt or equity securities which, ultimately, also could dilute the ownership of prior shareholders, including purchasers of the shares being offered by the Selling Shareholder in this Offering.

(5) Technological Change and Risk of Technological Obsolescence. The medical and dental camera industry and the dental practice management industry, the Company's two principal lines of business, are subject to rapid and significant technological change. Accordingly, MEDY's viability will be dependent on its ability to introduce competitive products to the marketplace in a timely manner and enhance and improve such products to its customers' satisfaction. There can be no assurance that MEDY will be able to keep pace with technological developments or that its products will not become obsolete. (See "Item 1 Business" in MEDY's annual report on Form 10-KSB for the fiscal year ended September 30, 1997, which report is incorporated by reference.)

(6) Competition. MEDY's operations and product lines are subject to a high level of competition from foreign, as well as domestic, manufacturers of color medical and dental video cameras and other medical devices which are currently manufactured and sold by MEDY, or which MEDY may develop in the future. Some competitors are affiliated with large companies with substantial economic and personnel resources which greatly exceed those of MEDY. There can be no assurance that MEDY will be able to compete successfully with other companies. (See "Item 1 - Business" in MEDY's annual report on Form 10-KSB for the fiscal year ended September 30, 1997, which report is incorporated by reference.)

(7) Potential Conflicts of Interest. There have been significant conflicts of interest in the operation and management of MEDY, including the purchase by MEDY of certain equipment and patents from its directors and executive officers, granting of royalties, loans made available to MEDY through its Chairman, and the employment by MEDY of sons of two of MEDY's directors. These transactions were not negotiated at arms' length, although the Board of Directors believes that all of these transactions were fair to and in the best interests of MEDY. (See "Item 1 - Business" and "Item 13 - Certain Relationships and Related Transactions" in MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, which report is incorporated by reference.)

(8) Dependence on Management. At present, the success of MEDY is dependent upon the active participation of its management, MEDY's Chairman and principal shareholder, Dr. Adair, and its Chief Executive Officer, Van Horsley, Dr. Adair's step-son. CADI's operations are significantly dependent on the continued availability of the services of Daniel L. Richmond and Chae U. Kim. The loss of the services of any of these persons would have a material adverse effect on the Company. In the event of such a loss, MEDY can give no assurance that it could replace either person without incurring substantial additional expense. MEDY does not have employment contracts with either Mr. Horsley or Dr. Adair. Both Messrs. Richmond and Kim are subject to five year employment agreements.

(9) Government Regulation. Because certain of the products that MEDY manufactures are used in surgery and other medical applications, the products are subject to regulations of and close scrutiny by agencies of the federal government, including the FDA. MEDY can give no assurance that it will be able to comply fully with all of the government regulations to which it is subject. Failure to comply strictly with all FDA requirements (not all of which are written) may result in sanctions as severe as the cessation of MEDY's manufacturing business which would have a material adverse effect on MEDY. (See "Item 1 - Business" in MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, which report is incorporated by reference.)

(10) Protection of Technology. Although MEDY obtains secrecy agreements from its employees and others having access to its trade secrets and holds patents on certain of its technology, such agreements and patents do not afford complete protection against the unauthorized use of such information by others. Furthermore, the costs of prosecuting persons who may accidentally or intentionally infringe on MEDY's patents or divulge its trade secrets can be expensive and time consuming. The unauthorized use of MEDY's trade secrets and the infringement of its patents could have a material adverse effect on MEDY and its ability to compete. (See "Item 1 - Business" in MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, which report is incorporated by reference.)

(11) Limited Public Market. There currently is a limited public market for MEDY's Common Stock. No assurance can be given that a market for the Common Stock will continue subsequent to this offering or that purchasers will be able to resell their securities at the purchase prices paid in this Offering, or liquidate their investment without considerable delay, if at all. If a market does continue, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of the securities offered. Also, some brokerage firms may not effect transactions in securities that trade below a stipulated price. Further, most lending institutions will not permit the use of low-priced or thinly traded securities as collateral for loans.

(12) Dependence on Principal Customers. In the past, MEDY has been dependent on a limited number of principal customers (see MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, "Item 1 - Business" and Item 6 - "Management's Discussion and Analysis of Financial Condition and Results of Operations" therein, which report is incorporated by reference). As a result of acquisitions during the current fiscal year, the Company does not expect that it will have any single customer accounting for more than 10% of its sales during the current fiscal year.

(13) No Dividends Paid or Contemplated. No dividends have been paid by MEDY in the past and dividends are not contemplated in the foreseeable future. Investors who anticipate the need of either immediate or future income by way of dividends from their investment should refrain from the purchase of Shares offered hereby.

(14) Year 2000 Compliance. Although there can be no assurance, MEDY does not anticipate that it will suffer any adverse impact as a result of Year 2000 computer software issues.


                                 USE OF PROCEEDS
                                 ---------------

     The Selling Shareholder will receive all proceeds from the sale of the Shares offered and sold under this Prospectus.

     If, and to the extent, the 1997 and 1998 Warrants are exercised for cash, the Company will receive proceeds equal to the aggregate exercise price of the warrants, approximately $672,600 if all of the warrants are exercised for cash. The 1997 and 1998 Warrants allow the holder to effect a "cashless" exercise of the Warrants. These warrants are described under the captions "The 1997 Debentures and Warrants" and "The 1998 Debentures and Warrants" in this Prospectus under "Selling Shareholder." Any proceeds the Company receives from the exercise of these warrants will be used for working capital.


                                  THE COMPANY
                                  -----------

     Medical Dynamics, Inc., a Colorado corporation incorporated in March 1971 (referred to herein as "MEDY" or the "Company"), is engaged in the design, development, manufacture and marketing of medical and dental video cameras and related disposable products for a variety of professional specialties. MEDY's principal products are small, color, medical and dental video camera systems for use in patient diagnosis and various surgical procedures. MEDY has been manufacturing such cameras since August of 1981. In October 1997 MEDY acquired 100% of the outstanding capital stock of Computer Age Dentist, Inc. (CADI), a California corporation based in Los Angeles, California. CADI is engaged in the development and sale of Practice Management Software and related electronic services to the dental profession. In February 1998 CADI acquired by merger Information Presentation Systems, Inc. of Marietta, Georgia, one of the nation's largest suppliers of customized multimedia systems for use in a variety of dental operatory environments. In April 1998, CADI acquired by merger Command Dental Systems of Farmington Hills, Michigan, which develops and markets turn-key computer systems for the efficient management of dental practices.

     MEDY's principal executive offices and manufacturing facilities are at 99 Inverness Drive East, Englewood, Colorado, 80112. Its telephone number at that address is (303) 790-2990.


                               SELLING SHAREHOLDER
                               -------------------

     The Tail Wind Fund, Ltd. ("Tail Wind" or the "Selling Shareholder") is not an affiliate of MEDY, nor has the Selling Shareholder or any affiliate of the Selling Shareholder had any position, office or other material relationship with MEDY within the past three years, except as disclosed below. Tail Wind's business address is Windermere House, P.O. Box SS-5539, Nassau, Bahamas.

     Of the Shares offered hereby, 58,667 have been issued upon the conversion of certain of the 1997 Debentures. The balance are issuable upon the conversion of the remainder of the 1997 Debentures (of which $500,000 in face amount are outstanding), upon the conversion of the outstanding 1998 Debentures (of which $1,100,000 in face amount are outstanding and the remainder of $400,000 will be issued in connection with the closing to occur on or before December 31, 1998), the payment of interest related thereto and upon the exercise of the 1997 and 1998 Warrants. The Selling Shareholder does not own, directly or indirectly, any other shares of Common Stock. Assuming the Selling Shareholder sells all Shares offered hereby, although there is no requirement that it do so, it will beneficially own no shares of Common Stock at the conclusion of the Offering.

     The exact number of shares to be offered and sold is not known at the date of this Prospectus because the shares will be acquired upon conversion of convertible securities at varying prices, most of which will be converted based on the market price of the Common Stock on the date of conversion. The Selling Shareholder will at no time own more than 4.99% of the Common Stock because of a limitation contained in the documents governing the conversion of the convertible securities. This limitation prohibits the Selling Shareholder from converting the convertible securities or exercising the 1997 or 1998 Warrants to the extent that conversion or exercise would result in the Selling Shareholder owning more than 4.99% of the issued and outstanding shares of Common Stock. This limitation is referred to in this Prospectus as the "5% Limitation." If all the Shares being offered by the Selling Shareholder are sold, the Selling Shareholder will own no shares of the Company's common stock following the completion of the Offering.

     The following is a description of the transaction in which the Selling Shareholder acquired the convertible securities which, if converted or exercised, will result in the issuance of the Shares offered for sale in this Prospectus by the Selling Shareholder.

The 1997 Debentures and Warrants

     On October 31, 1997, in a private placement offering under Regulation D, the Selling Shareholder purchased debentures in an aggregate principal amount of $1,100,000 (the "1997 Debentures"). The 1997 Debentures bear interest at 8% per annum, with interest payable semi-annually on April 5 and October 5 of each year, commencing April 5, 1998. Principal and accrued but unpaid interest is due in full on October 31, 2000. Events of default under the 1997 Debentures which could result in acceleration of amounts due, among other things, include: (i) failure to pay any amounts of principal or interest when due; (ii) failure of the Common Stock to be listed on the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange, or the American Stock Exchange; and/or
(iii) events of bankruptcy and similar events.

     The Company may, at its option, pay accrued interest on the 1997 Debentures with shares of its Common Stock valued at "Market Price." For the purpose of the 1997 Debentures, "Market Price" means the average of the two lowest closing bid prices of the Common Stock as reported by The Nasdaq Stock Market during the immediately preceding 60-trading day period. Based on the Market Price on September 10, 1998, assuming all accrued interest is paid in shares of Common Stock and the 1997 Debentures are held to maturity (thereby accruing total interest of approximately $95,000), the Company will pay Tail Wind approximately 47,500 shares of Common Stock (the "1997 Interest Shares").

     Subject only to the 5% Limitation, Tail Wind is entitled to convert the 1997 Debentures, in whole or in part, at any time into shares of Common Stock at the lesser of $3.45 per share or Market Price. Assuming that Tail Wind can and elects to convert the full amount of the 1997 Debentures into shares of Common Stock at the Market Price on September 10, 1998, Tail Wind would receive 275,000 shares of Common Stock (the "1997 Conversion Shares").

     In connection with Tail Wind's purchase of the 1997 Debentures, the Company issued to Tail Wind warrants to purchase up to 84,615 shares of Common Stock, exercisable through October 31, 2000 at a price of $3.375 per share (the "1997 Warrants"). The 1997 Warrants contains standard anti-dilution provisions should MEDY issue stock dividends or conduct a stock split or reorganization, or upon occurrence of certain other events. Subject to the 5% Limitation, the 1997 Warrants are currently exercisable.


The 1998 Debentures and Warrants

     On July 31, 1998, in a private placement offering under Regulation D, the Selling Shareholder purchased debentures in an aggregate principal amount of $1,100,000 , and committed to purchase an additional $400,000 principal amount on or before December 31, 1998, (the "1998 Debentures"). The 1998 Debentures bear interest at 8% per annum, with interest payable semi-annually on January 5 and July 5 of each year, commencing January 5, 1999. Principal and accrued but unpaid interest is due in full on July 31, 2003. Events of default under the 1998 Debentures which could result in acceleration of amounts due, among other things, include: (i) failure to pay any amounts of principal or interest when due; (ii) failure of the Common Stock to be listed on the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange, or the American Stock Exchange; and/or (iii) events of bankruptcy and similar events.

     The Selling Shareholder has agreed to purchase 1998 Debentures equal to an additional $400,000 on or before December 31, 1998, subject only to conditions which are not within the control of the Selling Shareholder, including conditions relating to the then market price of the Common Stock and the effectiveness of the registration statement of which this Prospectus is a part.

     The Company may, at its option, pay accrued interest on the 1998 Debentures with shares of its Common Stock valued at Market Price. Based on the Market Price on September 10, 1998, assuming all accrued interest on the 1998 Debentures is paid in shares of Common Stock and that the 1998 Debentures are held to maturity, the Company will pay Tail Wind approximately 308,000 shares of Common Stock (the "1998 Interest Shares").

     Tail Wind is entitled to convert the 1998 Debentures, in whole or in part, into shares of Common Stock at the lesser of Market Price or the "Ceiling Price" at any time from and after November 29, 1998 as to one-third of the1998 Debentures, on and after January 27, 1999 as to two-thirds of the 1998
Debentures, and on and after March 29, 1999 as to the full amount of the 1998 Debentures. For purposes of the 1998 Debentures, "Ceiling Price" means 120% of the average closing bid price of the Common Stock for the 20 trading days immediately preceding the effective date of this registration statement. If conversion has not occurred by July 31, 2000, the Ceiling Price thereafter will mean 120% of the Market Price on July 31, 2000 if the adjustment would result in a lower price, except that the Ceiling Price will not be adjusted below $2.25 per share. Assuming that Tail Wind can and elects to convert the full amount of the 1998 Debentures into shares of Common Stock, based on the Market Price on September 10, 1998, Tail Wind would receive 750,000 shares of Common Stock (the "1998 Conversion Shares", including Shares issuable upon conversion of the $400,000 of 1998 Debentures not yet issued to Tail Wind).

     In connection with Tail Wind's purchase of the 1998 Debentures, the Company issued to Tail Wind warrants to purchase up to 110,000 shares of Common Stock, exercisable through July 31, 2003 at a price of $2.58 per share. In addition, the Company is required to issue to Tail Wind warrants to purchase an additional 40,000 shares of Common Stock at the closing of Tail Wind's purchase of the remaining $400,000 principal amount in 1998 Debentures in December 1998. Collectively, these 150,000 warrants are referred to as the "1998 Warrants." The 1998 Warrants contains anti-dilution provisions should MEDY issue stock dividends or conduct a stock split or reorganization, or upon occurrence of certain other events. Subject to the 5% Limitation, 110,000 of the 1998 Warrants are currently exercisable and the remaining 40,000 of the 1998 Warrants will be exercisable immediately upon issuance.

     If MEDY is unable to meet the effectiveness requirement for the shares underlying the 1998 Debentures and Warrants, maintain effectiveness of this registration statement, or maintain the listing of the Common Stock on the Nasdaq SmallCap or the NMS Market (or senior stock exchange), MEDY will be required to pay liquidated damages to the Selling Shareholder in an amount equal to 2% of the aggregate principal amount of the 1998 Debentures for each month or portion thereof following the required effectiveness date during which the registration statement is not effective. In such event, MEDY shall bear all reasonable fees or costs incurred by Tail Wind for legal counsel as a result of the filing of any post-effective amendments to the Registration Statement. The amounts payable as liquidated damages pursuant to this paragraph shall be payable in cash (not Common Stock). The registration rights agreement contains standard cross-indemnification provisions and requirements for contribution should the indemnification provisions be found to be unavailable.


                              PLAN OF DISTRIBUTION
                              --------------------

     The Selling Shareholder has advised MEDY that it may sell the Shares in one or more transactions (which may involve one or more block transactions) on the over-the-counter markets on Nasdaq and upon terms then prevailing or at prices related to the then current market price, or in separately negotiated transactions or in a combination of such transactions. The Shares offered hereby may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;
(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) privately negotiated transactions; and (e) face-to-face transactions between sellers and purchasers without a broker-dealer. The Selling Shareholder may also sell Shares in accordance with Rule 144 under the Securities Act of 1933, as amended, if Rule 144 is then available. The Selling Shareholder may be deemed to be an underwriter of the Shares offered hereby within the meaning of the Securities Act of 1933, as amended.

     In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Such broker or dealers may receive commissions or discounts from the Selling Shareholder in amounts to be negotiated by the Selling Shareholder. The Selling Shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the Common Stock in the course of hedging the positions they assume with the Selling Shareholder (including, without limitation, in connection with the distribution of the Common Stock by such broker-dealers). The Selling Shareholder may also engage in short sales of the Common Stock and may enter into option or other transactions with broker-dealers that involve the delivery of the Common Stock to the broker-dealers, who may then resell or otherwise transfter such Common Stock. Such broker-dealers and any other participating broker-dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended. Any discounts or commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed broke-dealers.

     MEDY will pay all of the expenses incident to the filing of this Registration Statement, estimated to be $25,000. These expenses include legal and accounting fees in connection with the preparation of the Registration Statement of which this Prospectus is a part, legal and other fees in connection with the qualification of the sale of the Shares under the laws of certain states (if any), registration and filing fees, printing expenses, and other expenses. The Selling Shareholder will pay all other expenses incident to the offering and sale of the Shares to the public, including commissions and discounts of underwriters, brokers, dealers or agents, if any. MEDY has agreed to use its best efforts to keep the registration of the Shares offered hereby effective until the date upon which all of the Shares offered by the Selling Shareholder have been sold.

                            DESCRIPTION OF SECURITIES
                            -------------------------

Common Stock

     Authorized. MEDY is authorized to issue 30,000,000 shares of $.01 par value common stock (the "Common Stock"). No holder of any shares of Common Stock has any preemptive right to subscribe to any of MEDY's securities. Upon dissolution, liquidation or winding up of MEDY, the assets will be divided pro rata on a share-for-share basis among holders of the shares of Common Stock and Preferred Stock if any shares are outstanding. All shares of Common Stock outstanding are fully paid and nonassessable and, when issued, the shares offered hereby will be fully paid and nonassessable.

     Issued and Outstanding. On August 31, 1998, MEDY had issued and outstanding 9,991,739 shares of Common Stock. This number does not include any of the estimated 2,449,532 shares comprising the 1997 and 1998 Conversion Shares, the 1997 and 1998 Interest Shares and the 1997 and 1998 Warrant Shares which, if and when issued, will be offered for sale pursuant to this Prospectus by the Selling Shareholder. For information about these shares, see the description contained under the caption "Selling Shareholder" above.

     Dividends. Holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor, subject to the rights, if any, of holders of any outstanding shares of Preferred Stock. MEDY has not declared or paid any dividends on its Common Stock and does not anticipate the declaration or payment of dividends in the foreseeable future.

     No Cumulative Voting. Each holder of Common Stock is entitled to one vote per share with respect to all matters that are required by law to be submitted to stockholders. The stockholders are not entitled to cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors if they choose to do so; and, in such event, the holders of the remaining less than 50% of the shares voting for the election of the directors will be unable to elect any person or persons to the Board of Directors.

     No Preemptive Rights. Holders of Common Stock are not entitled to preemptive rights to purchase additional shares of Common Stock when offered for sale by the Company.

Preferred Stock

     MEDY is authorized to issue up to 5,000,000 shares of $.001 par value Preferred Stock, in series to be designated by the Board of Directors (the "Preferred Stock"). No shares of Preferred Stock have been issued and it is not contemplated that any shares of Preferred Stock will be issued by MEDY in the immediate future; however, the Board may use its ability to issue Preferred Stock to effect the business purposes of MEDY.

     Material provisions concerning the terms of any series of Preferred Stock such as dividend rate, conversion features and voting rights, will be determined by the Board of Directors of MEDY at the time of such issuance. The ability of the Board to issue Preferred Stock also could be used by MEDY as a means of resisting a change of control of MEDY and, therefore, could be considered an "anti-takeover" device.

1997 and 1998 Debentures and Warrants

     For a description of these securities, see "1997 Debentures and Warrants" and "1998 Debentures and Warrants" under the caption "Selling Shareholder" in this Prospectus.

Stock Options

     Exclusive of the 1997 Warrants and the 1998 Warrants, on July 31, 1998, MEDY had outstanding stock options to purchase 3,801,237 shares of Common Stock exercisable at exercise prices ranging between $1.00 and $4.50 per share. Certain of these options are only exercisable upon the Company achieving certain performance goals.

Transfer and Warrant Agent

     The transfer agent for MEDY's Common Stock and Warrant Agent for MEDY's Common Stock is Continental Stock Transfer & Trust Co., 72 Reade Street, New York, New York 10007.


                                  LEGAL MATTERS
                                  -------------

     The firm of Norton o Lidstone, LLC, 5445 DTC Parkway, Suite 850, Englewood, CO 80111, has acted as counsel for MEDY in connection with this offering and has passed upon the validity of the securities offered hereby.

                                     EXPERTS
                                     -------

     The financial statements of Medical Dynamics, Inc. for the years ended September 30, 1997 and 1996 incorporated into the Registration Statement by reference have been audited by Hein + Associates LLP, independent certified public accountants, upon the authority of that firm as experts in accounting and auditing.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPONAS HAVING BEEN AUTHORIZED BY MEDY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                             MEDICAL DYNAMICS, INC.


TABLE OF CONTENTS
-----------------

AVAILABLE INFORMATION
DOCUMENTS INCORPORATED BY REFERENCE
PROSPECTUS SUMMARY
RISK FACTORS
USE OF PROCEEDS
THE COMPANY
SELLING SHAREHOLDER
PLAN OF DISTRIBUTION
DESCRIPTION OF SECURITIES
LEGAL MATTERS
EXPERTS

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
         --------------------------------------------

     The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered. All expenses are estimated except the registration fee.


                  Registration and filing fee                  $ 1,181
                  Printing                                       1,000
                  Accounting fees and expenses                   5,000
                  Legal fees and expenses                       12,000
                  Blue sky filing fees and expenses              2,000
                  Transfer and Warrant Agent fees                  500
                  Miscellaneous                                  3,319
                                                               -------

                             Total                             $25,000
                                                               =======

Item 15. Indemnification of Directors and Officers
         -----------------------------------------

     Section 7-109-102 of the Colorado Revised Statutes and the Registrant's Articles of Incorporation, under certain circumstances provide for the indemnification of the Registrant's officers, directors and controlling persons against liabilities which they may incur in such capacities. A summarization of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to the Registrant's Articles of Incorporation and the relevant Section of the Colorado Revised Statutes.

     In general, the statute provides that any director may be indemnified against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or expense), incurred in a proceeding (including any civil, criminal or investigative proceeding) to which the director was a party by reason of such status. Such indemnity may be provided if the director's actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in the Registrant's best interest with respect to actions taken in the director's official capacity; (iii) were reasonably believed not to be opposed to the Registrant's best interest with respect to other actions; and
(iv) with respect to any criminal action, the director had no reasonable grounds to believe the actions were unlawful. Unless the director is successful upon the merits in such an action, indemnification may generally be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the shareholders that the applicable standard of conduct was met by the director to be indemnified.

     The statutory provisions further provide that unless limited by a corporation's articles of incorporation, a director or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he as a party, is entitled to receive indemnification against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. In addition, a corporation may indemnify or advance expenses to an officer, employee or agent who is not a director to a greater extent than permitted for indemnification of directors, if consistent with law and if provided for by its articles of incorporation, bylaws, resolution of its shareholders or directors or in a contract. The provision of indemnification to persons other than directors is subject to such limitations as may be imposed on general public policy grounds.

     In addition to the foregoing, unless hereafter limited by the Registrant's articles of incorporation, a court, upon petition by an officer or director, may order the Registrant to indemnify such officer or director against liabilities arising in connection with any proceeding. A court may order the Registrant to provide such indemnification, whether or not the applicable standard of conduct described above was met by the officer or director. To order such indemnification the court must determine that the petitioner is fairly and reasonably entitled to such indemnification in light of the circumstances. With respect to liabilities arising as a result of proceedings on behalf of the Registrant, a court may only require that a petitioner be indemnified as to the reasonable expenses incurred.

     Indemnification in connection with a proceeding by or in the right of the Registrant in which the director is successful is permitted only with respect to reasonable expenses incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in the Registrant's best interest and must not have been adjudged liable for negligence or misconduct. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of the Registrant in which a director is adjudged liable to the Registrant, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

     Colorado law authorizes the Registrant to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding, in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to the Registrant a written statement of his belief that he met the applicable standard of conduct required to permit such indemnification. The person seeking such expense advances must also provide the Registrant with a written agreement to repay such advances if it is determined the applicable standard of conduct was not met. A determination must also be made that the facts known to the Registrant would not preclude indemnification.

     The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses to directors which may be contained in the Registrant's Articles of Incorporation, Bylaws, resolutions of its shareholders or directors, or in a contract (except for insurance policies) shall be valid only to the extent such provisions are consistent with the Colorado statutes and any limitations upon indemnification set forth in the Articles of Incorporation.

     The statutory provision cited above also grants the power to the Registrant to purchase and maintain insurance policies which protect any director, officer, employee, fiduciary or agent against any liability asserted against or incurred by them in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it. No such policies providing protection against liabilities imposed under the securities laws have been obtained by the Registrant. The registration rights agreements dated July 31, 1998, and October 31, 1997 between the Registrant and Tail Wind., provides for cross indemnification by the Registrant and Tail Wind, in certain circumstances, including for certain securities laws violations.

Item 16. Exhibits and Financial Statement Schedules.
         -------------------------------------------

     (a) Exhibits. The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

Number            Description
------            -----------

4.1* Form of Convertible Debenture, incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of October 23, 1997 (Commission file no. 0-8632)

4.2* Common Stock Purchase Warrant issued to The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of October 23, 1997 (Commission file no. 0-8632)

4.3* Form of Convertible Debenture, incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of July 31, 1998 (Commission file no. 0-8632)

4.4* Common Stock Purchase Warrant issued to The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of July 31, 1998 (Commission file no. 0-8632)

5.1**     Opinion and Consent of Norton * Lidstone, LLC.

10.1* Purchase Agreement between Medical Dynamics, Inc. and The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of October 23, 1997 (Commission file no. 0- 8632)

10.2* Registration Rights Agreement between Medical Dynamics, Inc., and The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on form 8-K reporting an event of October 23, 1997 (Commission file no. 0-8632)

10.3* Purchase Agreement between Medical Dynamics, Inc. and The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of July 31, 1998 (Commission file no. 0-8632)

10.4* Registration Rights Agreement between Medical Dynamics, Inc., and The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on form 8-K reporting an event of July 31, 1998 (Commission file no. 0-8632)

23.1      Consent of Norton * Lidstone, LLC. (See Exhibit 5.1)

23.2      Consent of Hein + Associates LLP.

----------

*         Previously filed.

**        To be filed by amendment.


Item 17. Undertakings.
----------------------

     The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter; (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the Registrant's Articles of Incorporation, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Englewood, Arapahoe County, State of Colorado, on September ___, 1998.

                                               MEDICAL DYNAMICS, INC.

                                               By: /s/ Van A. Horsley
                                                  ------------------------------
                                                  Van A. Horsley, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                      Title                        Date
----------                      -----                        ----

/s/ Edwin L. Adair              Director                     September 21, 1998
----------------------
Edwin L. Adair, M.D.

/s/ Pat Horsley Adair           Director                     September 21, 1998
----------------------
Pat Horsley Adair

/s/ I. Dean Bayne               Director                     September 21, 1998
----------------------
I. Dean Bayne, M.D.

/s/ Van A. Horsley              Director,                    September 21, 1998
----------------------          Principal Financial Officer,
Van A. Horsley                  Principal  Accounting Officer
                                and Chief Executive Officer

/s/ Leroy Bilanich              Director                     September 21, 1998
----------------------
Leroy Bilanich

/s/ Daniel L. Richmond          Director                     September 21, 1998
----------------------
Daniel L. Richmond

/s/ Chae U. Kim                 Director                     September 21, 1998
----------------------
Chae U. Kim

     THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT COVERING THIS WARRANT UNDER SAID ACT OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.

     VOID AFTER 5:00 P.M. MOUNTAIN TIME ON JULY __, 2003 ("EXPIRATION DATE").


                             MEDICAL DYNAMICS, INC.

                      WARRANT TO PURCHASE 110,000 SHARES OF
                     COMMON STOCK, PAR VALUE $.001 PER SHARE

     This is to certify that, for VALUE RECEIVED, The Tail Wind Fund, Ltd. ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from Medical Dynamics, Inc., a Colorado corporation ("Company"), up to 110,000 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), at any time not later than 5:00 P.M., Mountain time, on the Expiration Date, at an exercise price per share equal to $2.58 (the "Warrant Price"). The number of shares of Common Stock purchasable upon exercise of this Warrant (the "Warrant Shares") and the Warrant Price shall be subject to adjustment from time to time as described herein.

     Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of the Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

     Section 2. Transfers. As provided herein, the Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended ("Securities Act") or an exemption from registration thereunder. Subject to such restrictions, the Company shall transfer from time to time, the Warrant, upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer upon any such transfer, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

     Section 3. Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise the Warrant in whole or in part at any time upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto (the "Exercise Agreement"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Warrant Price for the Warrant Shares specified in the Exercise Agreement or (ii) delivery to the Company of a written notice of an election to effect a "Cashless Exercise" (as defined below) for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof), the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding two (2) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

     To effect a Cashless Exercise, the holder shall submit to the Company with the Exercise Agreement, written notice of the holder's intention to do so, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof. In the event of a Cashless Exercise, in lieu of paying the Warrant Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price per share of the Common Stock and the Exercise Price, and the denominator of which shall be the then current Market Price per share of the Common Stock. For this purpose, the "Market Price" of the Common Stock shall be the closing price of the Common Stock on the trading day first preceding the date of the Exercise Agreement.

     To the extent  that any Warrant  Shares  remain  outstanding  at 5:01 P.M.,
Mountain time on July __, 2003, such outstanding Warrant Shares shall automatically expire and be of no further force and effect, and the holders thereof shall have no further right to exercise or transfer the same.

     Section 4. Compliance with the Securities Act of 1933. Neither this Warrant nor the Common Stock issued upon exercise hereof nor any other security issued or issuable upon exercise of this Warrant may be offered or sold except as provided in this agreement and in conformity with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section 4 with respect to any resale or other disposition of such security. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

     Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of the Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid. The holder shall be responsible for income taxes due under federal or state law, if any such tax is due.

     Section 6. Mutilated or Missing Warrants. In case the Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond, if requested by the Company.

     Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved, out of the authorized and unissued Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrant, and the Continental Stock Transfer & Trust Company, the transfer agent for the Common Stock ("Transfer Agent"), and every subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of any of the right of purchase aforesaid shall be irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be requisite for such purpose. The Company agrees that all Warrant Shares issued upon exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company. The Company will keep a conformed copy of this Warrant on file with the Transfer Agent and with every subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant. The Company will supply from time to time the Transfer Agent with duly executed stock certificates required to honor the outstanding Warrant.

     Section 8. Warrant Price. The Warrant Price, subject to adjustment as provided in Section 9, shall, if payment is made in cash or by certified check, be payable in lawful money of the United States of America.

     Section 9.  Adjustments.  Subject and  pursuant to the  provisions  of this
Section 9, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter. If the adjustment provisions contained in this Section 9 are less favorable to the holders of this Warrant than adjustment provisions available to any other holder (the "Other Holder") of convertible securities of the Company or warrants, options or similar rights exercisable for Common Stock of the Company with respect to such securities ("Other Rights") are to any such Other Holder, this Warrant shall be immediately and automatically amended, without the requirement of any action by the holder or the Company, to provide the holder of this Warrant with adjustment rights at least as favorable as such Other Rights.

          (a) If the Company shall at any time or from time to time while the Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of the Company's properties to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or properties as may be issuable or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitations, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of the Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase and the other obligations under this Warrant.

          The above provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

          (c) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 9(a)), or subscription rights or warrants, the Warrant Price to be in effect after such record date shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price per share of Common Stock (as determined pursuant to Section
3), less the fair market value (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current Market Price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed.

          (d) If the Company shall at any time or from time to time after the date of issuance hereof issue or sell in a financing transaction (which shall not include any sales or issuances of Common Stock after the date hereof pursuant to contractual obligations in effect on the date hereof), (A) any shares of Common Stock for a consideration per share less than the lesser of (i) the Market Price (as defined above) on the date of such issuance and (ii) the Warrant Price, or (B) any securities convertible into shares of Common Stock ("Convertible Securities") for which the conversion or exercise price (which, for the purposes of this Section 9(d), shall be the total obtained by dividing
(x) the total amount received by the Company as consideration for the issuance of such Convertible Securities plus any amount payable to the Company on conversion or exercise thereof, by (y) the number of shares of Common Stock issuable upon the conversion or exercise thereof) is less than the lesser of (i) the Market Price (as defined above) on the date of such issuance and (ii) the Warrant Price, then the Warrant Price shall be reduced to a price equal to 120% of such per share consideration, or conversion or exercise price. Such adjustments shall be made successively whenever such sales are made.

          (e) An adjustment shall become effective immediately after the record date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

          (f) In the event that, as a result of an  adjustment  made pursuant to
Section 9(a), the holder of the Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of the Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

          (g) Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any computation under this Agreement.

     Section 10. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon the exercise of the Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the current market value of such fraction based upon the current Market Price (determined pursuant to Section 3) of a Warrant Share. All calculations under this Section 10 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

     Section 12. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall forthwith give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The certificate of the Company's independent certified public accountants shall be conclusive evidence of the correctness of any computation made, absent manifest error. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

     Section 13. Identity of Transfer Agent. The Transfer Agent for the Common Stock is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004. Forthwith upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

     Section 14. Notices. Any notice pursuant hereto to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if sent by certified mail, return receipt requested, postage prepaid, addressed as follows:


                  Medical Dynamics, Inc.
                  99 Inverness Drive East
                  Englewood, CO  80112
                  Attn:  Van A. Horsley
                  Telephone:  303/790-2990
                  Facsimile:   303/799-1378

or such other address as the Company may specify in writing by notice to the Warrantholder complying as to delivery with the terms of this Section 14.

     Any notice pursuant hereto to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if sent by certified mail, return receipt requested, postage prepaid, to the address set forth on the books of the Company or, as to each of the Company and the Warrantholder, at such other address as shall be designated by such party by written notice to the other party complying as to delivery with the terms of this Section 14. All such notices, requests, demands, directions and other communications shall, when mailed be effective when deposited in the mails addressed as aforesaid.

     Section 15. Registration Rights. The initial holder of this Warrant is entitled to the benefit of certain registration rights in respect of the Warrant Shares as provided in the Registration Rights Agreement dated effective July __, 1998.

     Section 16. Successors. All the covenants and provisions hereof by or for the benefit of the Investor shall bind and inure to the benefit of its respective successors and assigns hereunder.

     Section 17. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Colorado and for all purposes shall be construed in accordance with the laws of said State.

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed, as of the day and year first above written.

                                           MEDICAL DYNAMICS, INC.



                                           By:__________________________________
                                                    Name:
                                                    Title:



Attest:


________________________________

                             MEDICAL DYNAMICS, INC.
                              WARRANT EXERCISE FORM



MEDICAL DYNAMICS, INC.
99 Iverness Drive East
Englewood, CO  80112

     This undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by (CHECK AS APPLICABLE) [] payment by cash or certified check; [] conversion of the within Warrant by surrender of the Warrant, _______________ shares of Common Stock* ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

                           --------------------------------
                           Name

                           --------------------------------
                           Address
                           --------------------------------

                           --------------------------------

                           --------------------------------
                           Federal Tax Identification No.
                           or Social Security No.

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of the Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.




* NOTE: If conversion of the Warrant is made by surrender of the Warrant and the number of shares indicated exceeds the maximum number of shares to which a holder is entitled, the Company will issue such maximum number of shares.

Dated:___________________, ____

                                  Signature:
                                            ------------------------------

                                            ------------------------------
                                            Name (please print)
                                            ------------------------------
                                            Address

                                            ------------------------------


                                            ------------------------------
                                            Federal Identification or
                                            Social Security No.


                                      Note: The above signature must correspond
                                            with the name of the registered
                                            holder as written on the first page
                                            of the Warrant in every particular,
                                            without alteration or enlargement
                                            or any change whatever, unless the
                                            Warrant has been assigned.

                               PURCHASE AGREEMENT
                               ------------------

     THIS PURCHASE AGREEMENT ("Agreement") is made as of the 31st day of July, 1998 by and between Medical Dynamics, Inc., a Colorado corporation (the "Company"), and The Tail Wind Fund, Ltd., a British Virgin Islands limited liability company (the "Investor").

     In  consideration of the mutual promises made herein and for other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

     1. Definitions. The following terms, as used herein, have the following meanings:

          1.1 "Affiliate" means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

          1.2 "Agreements" means this Agreement and the Registration Rights Agreement.

          1.3 "Closing" means the consummation of the transactions contemplated by this Agreement, which shall occur as provided herein.

          1.4 "Common Stock" means the Common Stock, par value $.001 per share, of the Company.

          1.5 "Control" means the possession , direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

          1.6 "Debenture" means the Convertible Debenture issued to the Investor in the form attached hereto as Exhibit A.

          1.7 "Material  Adverse Effect" means a material  adverse effect on the
(i) condition (financial or otherwise), business, assets, results of operations or prospects of the Company and its subsidiaries, taken as a whole; (ii) ability of the Company to perform any of its material obligations under the terms of this Agreement; or (iii) rights and remedies of the Investor under the terms of this Agreement.

          1.8 "Person" means an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

          1.9 "Registration Rights Agreement" means the Registration Rights Agreement relating to the Common Stock issuable pursuant to the conversion of the Debentures and the exercise of the Warrants, in the form attached hereto as Exhibit B, to be entered into as of the date hereof.

          1.10 "SEC" means the Securities and Exchange Commission.

          1.11 "SEC Filings" has the meaning set forth in Section 4.5.

          1.12 "Securities" means the Debentures, the Common Stock issuable upon the conversion of, or payable as accrued interest on, the Debentures, the Warrants and the Common Stock issuable upon the exercise of Warrants.

          1.13 "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          1.14 "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          1.15 "Warrants" means (a) the "First Investment Warrant," which is the Warrant issued to the Investor on the First Closing Date to purchase up to an aggregate of 110,000 shares of Common Stock at the exercise price stated therein, the form of which is attached hereto as Exhibit C and (b) the "Second Investment Warrant," which is the Warrant to be issued to the Investor on the Second Closing Date to purchase up to an aggregate of 40,000 shares of Common Stock at the exercise price stated therein, the form of which is attached hereto as Exhibit D.

     2. Purchase and Sale of Debenture and Issuance of Warrant.

          2.1 First Investment. Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties contained herein, the Investor hereby purchases and the Company hereby sells and issues to the Investor (a) the Debenture at an aggregate purchase price of $1,100,000, issued and delivered concurrently herewith in eleven equal Debenture forms of $100,000 face amount each and (b) the First Investment Warrant issued and delivered concurrently herewith (the "First Investment").

          2.2 Second Investment. Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties contained herein, upon the satisfaction of the conditions set forth below, on or before December 31, 1998, the Investor shall purchase and the Company shall sell and issue to the Investor (a) Debentures at an aggregate purchase price of $400,000, which shall be issued and delivered against receipt of funds as contemplated by
Section 3, below, in four equal Debenture forms of $100,000 face amount each and
(b) the Second Investment Warrant (the "Second Investment"). The obligation of the Investor to make the Second Investment shall be subject to the satisfaction of the following conditions:

               (a) The average closing bid price of the Common Stock for the month of November 1998 shall be $2.10 or above;

               (b) The effective date of the registration statement contemplated by the Registration Rights Agreement is within 120 days of the date hereof;

               (c) The registration statement on Form S-3 (Registration No. 333-42631) is not subject to any suspension of effectiveness and has not been so subject for a period in excess of ten (10) days during the period commencing on the date hereof and ending on November 30, 1998;

               (d) The representations and warranties of the Company shall be true and correct as of the date of the Second Investment;

               (e) The trading in the Common Stock shall not have been suspended by the SEC or the Nasdaq Stock Market, and the Common Stock shall not have been delisted from the Nasdaq Stock Market;

               (f) The Company shall have delivered to the Investor an opinion of Company's counsel in form and substance similar to the opinion delivered in connection with the First Investment.

          2.3 Closing Dates and Closings. The date and time of the issuance and sale of the Debentures and Warrants pursuant to this Agreement (the "Closing Dates") shall be (i) in the case of the First Investment, the date hereof (the "First Closing Date"); and (ii) in the case of the Second Investment, December 31, 1998 or such earlier date in the month of December 1998 as the parties may mutually agree (the "Second Closing Date"). On each Closing Date, the Investor shall cause the purchase price for the Debentures being purchased on that Closing Date to be paid into escrow as provided in the Escrow Agreement attached hereto as Exhibit E, and the Company shall cause the Debentures and Warrant subscribed for hereby with respect to that Closing Date to be executed, issued and delivered to the Escrow Agent as provided in the Escrow Agreement. The parties expressly acknowledge and agree that on or before the Second Closing Date, the Company also shall cause to be delivered to the Investor a certificate of an officer of the Company to the effect that the conditions precedent to the Second Investment (as set forth in Section 2.2 above) have been satisfied and that the representations and warranties of the Company set forth herein are true and correct as of such date and will be true and correct as of the Second Closing Date.

     3. Payment of Purchase Price. The Investor shall cause the purchase price to be paid in full by wire transfer to the Escrow Agent pursuant to the terms of the Escrow Agreement.

     4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

          4.1 Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has all requisite power and authority to carry on its business and own its properties as now conducted and owned. The Company and each of its subsidiaries is duly qualified or licensed to do business as a foreign corporation in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify or be licensed would not have a Material Adverse Effect.

          4.2 Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Agreements, (ii) the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          4.3 Valid Issuance.

               (a) The Company  has  reserved a  sufficient  number of shares of
Common Stock for issuance upon conversion of the Debentures and exercise of the Warrants, and such shares, when issued in accordance with the respective terms of the Debentures and the Warrants, will be duly authorized, validly issued, fully paid, non-assessable and free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.

               (b) The authorized capital stock of the Company consists, solely of 30,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of July 27, 1998, the Company has 9,991,739 shares of Common Stock and no shares of preferred stock issued and outstanding and there are no other outstanding shares of capital stock of the Company. All of the issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth on Schedule 4.3, no one is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company. Except as disclosed on Schedule 4.3 to this Agreement, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, or to transfer any equity securities of any kind, and the Company and its subsidiaries do not have any present plan or intention to issue any equity securities of any kind, or to transfer any equity securities of any kind owned by them. Except as disclosed on Schedule 4.3, the Company does not know of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the securityholders of the Company relating to the securities held by them. Except as disclosed on Schedule 4.3, the Company has not granted any Person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

               (c) The number of outstanding shares of Common Stock, as indicated above, plus the number of shares of Common Stock issuable pursuant to outstanding rights and agreements, assuming the complete exercise or conversion of all rights to acquire capital stock of the Company until such rights and subsequent rights incident to exercise or conversion are fully exercised or converted for Common Stock, together represent a total of 13,887,691 shares of Common Stock immediately prior to the Closing, plus an indeterminable number of shares of Common Stock issuable to the Investor pursuant to convertible debentures previously issued to the investor.

          4.4 Consents. The execution, delivery and performance by the Company of the Agreements and the offer, issue and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws and the requirements of Nasdaq, which the Company undertakes to file within the applicable time periods.

          4.5 Delivery of SEC Filings; Business. The Company has delivered or made available to the Investor true and correct copies of (i) its most recent Annual Report on Form 10-KSB, (ii) its quarterly reports on Form 10-QSB for each fiscal quarter subsequent to that fiscal year end, and (iii) any other documents filed with the Securities and Exchange Commission (the "SEC") since the filing of its most recent Annual Report on Form 10-KSB (collectively, the "SEC Filings"). The Company and its subsidiaries are engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description of the business of the Company and its subsidiaries.

          4.6 Use of Proceeds. The proceeds of the sale of the Securities hereunder shall be used by the Company for working capital and operating capital.

          4.7 No Material Adverse Change. Except as set forth in Schedule 4.7, since the filing of the Company's most recent Annual Report on Form 10-KSB or as otherwise identified and described in subsequent reports filed by the Company pursuant to the 1934 Act, there has not been:

               (i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's most recent Quarterly Report on Form 10-QSB, except changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect;

               (ii)  any  declaration  or  payment  of  any  dividend,   or  any
authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

               (iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or any of its subsidiaries;

               (iv) any waiver by the Company or any of its subsidiaries of a valuable right or of a material debt owed to it;

               (v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any of its subsidiaries, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

               (vi) any material change or amendment to a material contract or arrangement by which the Company or any of their subsidiaries or any of its assets or properties is bound or subject;

               (vii) any material change in any compensation arrangement or agreement with any employee of the Company or any of its subsidiaries who now earns, or who would earn as a result of such change, in excess of $100,000 per annum or any other officer of the Company or any of its subsidiaries;

               (viii)  any  labor   difficulties   or  labor  union   organizing
activities with respect to employees of the Company or any of its subsidiaries;

               (ix) any transaction entered into by the Company or any of its subsidiaries other than in the ordinary course of business; or

               (x) any other event or condition of any character which might have a Material Adverse Effect that is not reflected in the SEC Filings.

          4.8 SEC Filings; Material Contracts.

               (a) As of its filing date, each report filed by the Company with the SEC pursuant to the 1934 Act, complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               (b) Each registration statement and any amendment thereto filed by the Company pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale or securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               (c) Except as listed in Schedule 4.8 hereto, there are no agreements or instruments currently in force and effect that constitute a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K) of the Company or that constitute a warrant, option, convertible security or other right, agreement or arrangement of any character under which the Company is or may be obligated to issue any equity security of any kind, or to transfer any equity security of any kind. The Company has delivered to the Investor prior to the Closing full and complete copies of all agreements indicated in Schedule 4.8 hereto.

          4.9 Registration Rights. The registration rights granted to the Investor pursuant to the Registration Rights Agreement are at least as favorable to the Investor as those granted to any holder of any securities of the Company are to such holder.

          4.10 No Breach, Violation or Default. The execution, delivery and performance of the Agreements and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the Certificate of Incorporation or By-Laws of the Company or any such subsidiary.

          4.11 Tax Returns and Payments. The Company and its subsidiaries have correctly and timely prepared and filed all tax returns required to have been filed by it with all appropriate federal, state and local governmental agencies and timely paid all taxes owed by them. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments of the Company or any subsidiary nor, to the knowledge of the Company, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, states or local taxing authority except such as which are not material. All material taxes and other assessments and levies which the Company or any subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party. There are no tax liens or claims pending or threatened against the Company or any subsidiary or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company or any subsidiary and any other corporation or entity.

          4.12 Title to Properties. Except as disclosed in the SEC Filings, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

          4.13 Certificates, Authorities and Permits. The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          4.14 No Labor Disputes. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

          4.15 Intellectual Property. The Company and its subsidiaries own or possess adequate trademarks and trade names and have all other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "Intellectual Property Rights"), free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims, necessary to conduct the business now operated by them, or presently employed by them, and presently contemplated to be operated by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect. No proprietary technology of any Person was used in the design or development by the Company of (or otherwise with respect to) any of the Intellectual Property Rights which technology was not properly acquired by the Company from such Person.

          4.16 Environmental Matters. Neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

          4.17 Litigation. Except as disclosed in the SEC Filings, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

          4.18 Financial Statements. The financial statements included in each SEC Filing present fairly the consolidated financial position of the Company and its subsidiaries as of the dates shown and their consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles applied on a consistent basis.

          4.19 Insurance Coverage. The Company and its subsidiaries maintain in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted, and properties owned or leased, by the Company and its subsidiaries, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

          4.20 Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with all applicable Nasdaq Small Cap Market continued listing requirements and has not received any notice from Nasdaq concerning a possible delisting of the Company's Common Stock within the last twelve months.

          4.21 Acknowledgment of Dilution. The number of shares of Common Stock issuable upon conversion of the Debentures may increase substantially in certain circumstances, including the circumstance where the trading price of the Common Stock declines. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereunder and recognize that such Securities have a dilutive effect. The Board of Directors of the Company has concluded in its good faith business judgment that such issuance is in the best interests of the Company. The Company acknowledges that its obligations to issue shares of Common Stock in accordance with the terms of the Debentures upon conversion of the Debentures are binding upon it and enforceable regardless of the dilution that such issuance may have on the ownership interest of the other stockholders of the Company.

          4.22 Brokers and Finders. The Company has taken no action which would give rise to any claim by any Person for a broker's commission, finder's fee or similar payment by the Company or the Investor related to this Agreement or the transactions contemplated hereby, except for amounts which are payable to Rochon Capital Group, Ltd. which shall be the sole responsibility of the Company and shall be paid exclusively by the Company out of escrow from the proceeds hereof.

          4.23 No Directed Selling Efforts or General Solicitation. Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the 1933 Act) in connection with the offer or sale of any of the Securities.

          4.24 No Integrated Offering Requiring Registration. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer and sale of the Securities under the 1933 Act, or cause the offering of the Securities to be integrated with any prior offering(s) by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including those under the rules of Nasdaq.

          4.25 Year 2000. All of the products which are being offered and sold by the Company are now Year 2000 compliant, which for the purpose of this
Section 4.25 means that such products contain and/or rely on computer software programs which are capable of handling and processing dates beyond the year 1999. The Company has undertaken all commercially reasonable efforts to ensure that its operational computer systems also are prepared to handle and process dates beyond the year 1999.

          4.26 Disclosures. No representation or warranty made under any Section hereof and no information furnished by the Company pursuant hereto, or in any other document, certificate or statement furnished by the Company to the Investor or any authorized representative of the Investor, pursuant to the Agreements or in connection therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the respective statements contained herein or therein, in light of the circumstances under which the statements were made, not misleading.

     5. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

          5.1 Organization and Existence. The Investor is a validly existing limited liability company and has all requisite corporate power and authority to invest in the Securities pursuant to this Agreement. The Investor is not a resident of the United States or any state, district or territory thereof.

          5.2 Authorization. The execution, delivery and performance by the Investor of the Agreements have been duly authorized and the Agreements will each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their terms.

          5.3 Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for investment for the Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor is not a registered broker dealer or a Person engaged in the business of being a broker dealer.

          5.4 Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

          5.5 Disclosure of Information. The Investor has had an opportunity to ask questions and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in this Agreement or made pursuant to this Agreement.

          5.6 Restricted Securities. The Investor understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

          5.7 Legends. It is understood that, until registration for resale pursuant to the Registration Rights Agreement, certificates evidencing the Securities may bear one or all of the following legends:

               (a) "These securities have not been registered under the Securities Act of 1933 (the "Act"). They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Act or an exemption from the registration requirements of the Act."

               (b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

          Upon registration for resale pursuant to the Registration Rights Agreement, all certificates evidencing the Common Stock shall be issued free of such restrictive legends.

          5.8 Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

          5.9 No General Solicitation. The Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

     6. Registration Rights Agreement. The parties acknowledge and agree that part of the inducement for the Investor to enter into this Agreement is the Company's execution and delivery of the Registration Rights Agreement. The parties acknowledge and agree that simultaneously with the execution hereof, the Registration Rights Agreement is being duly executed and delivered by the parties thereto.

     7. Covenants and Agreements of the Company.

          7.1 Capital Raising Limitations. From the date hereof through the eight-month period following the later of (A) the effective date of the registration statement contemplated by the Registration Rights Agreement and (B) the Second Closing Date (the "Restricted Period"), without the prior written consent of the Investor (which consent may be withheld in such Investor's sole discretion), the Company shall not issue or sell, or agree to issue or sell (a) any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (i) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities; or (ii) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date(s) after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock; or (b) any securities of the Company pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Company which are registered for resale pursuant to the 1933 Act (the transactions in this sentence being collectively referred to as " Variable Rate Transactions"). The Restricted Period shall be extended by that number of days, if any, during which any Blackout Period (as defined in the Registration Rights Agreement) has been in effect.

          7.2 Rights of Investor upon Additional Offerings. The Company agrees that for the period of one year following the later of (A) the effective date of the registration contemplated by the Registration Rights Agreement and (B) the Second Closing Date, the Company shall give thirty days advance written notice to the Investor prior to any offer or sale of any of its equity securities or any securities convertible into or exchangeable or exercisable for such securities. In addition, prior to the closing of any such sale, the Investor shall have the right to participate in such offering and purchase such equity securities for the same consideration and on the same terms and conditions as contemplated for such third-party sale, which right must be exercised in writing by the Investor within ten business days following receipt of the notice from the Company. If, subsequent to the Company giving notice to the Investor hereunder, the terms and conditions of the proposed third-party sale are changed in any way, the Company shall be required to provide a new notice to the Investor hereunder and the Investor shall have the right to participate in the offering on such changed terms and conditions as provided hereunder.

          7.3 Limitation on Acquisitions by Company. Commencing on the date hereof and continuing for a period of one year following the effective date of the registration statement contemplated by the Registration Rights Agreement, the Company agrees that it shall not, directly or indirectly, in one or a series of transactions, purchase all or substantially all of the assets of, or greater than a majority of the outstanding securities of any entity having an after-tax loss in excess of $100,000 for the most recent four fiscal quarters from the closing date of any such acquisition by the Company (or the earlier date on which the Company makes any payment, in cash, stock or kind, in connection therewith), without obtaining the prior written consent of the Investor.

          7.4 Opinion of Counsel. The Company has delivered, simultaneously with the execution and delivery of this Agreement, the opinion of Norton Lidstone LLC, its counsel, in the form attached hereto as Exhibit F.

          7.5 Reservation of Common Stock Pursuant to Conversion of Debenture and Exercise of Warrants. The Company hereby agrees to at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of permitting conversion of the Debenture and exercise of the Warrant, such number of shares of Common Stock as shall from time to time equal
1.5 times the number of shares sufficient to permit the complete conversion of the Debenture plus the number of shares of Common Stock as shall be necessary to permit the exercise of the Warrant in accordance with the respective terms of the Debenture and the Warrant.

          7.6 Reports. So long as the Investor holds Debentures or Warrants, the Company will deliver to the Investor the following reports by overnight courier to the address set forth in Section 9.4:

               (a) Quarterly Reports. As soon as available and in any event within 45 days after the end of each fiscal quarter of the Company, the Company's Form 10-QSB or, in the absence of a Form 10-QSB, consolidated balance sheets of the Company and its subsidiaries as at the end of such period and the related consolidated statements of operations, stockholders' equity and cash flows for such period and for the portion of the Company's fiscal year ended on the last day of such quarter, all in reasonable detail and certified by a principal financial officer of the Company to have been prepared in accordance with generally accepted accounting principles, subject to year-end and audit adjustments.

               (b) Annual Reports. As soon as available and in any event within 90 days after the end of each fiscal year of the Company, the Company's Form 10-KSB or, in the absence of a Form 10-KSB, consolidated balance sheets of the Company and its subsidiaries as at the end of such year and the related consolidated statements of earnings, stockholders' equity and cash flows for such year, all in reasonable detail and accompanied by the report on such consolidated financial statements of an independent certified public accountant selected by the Company and reasonably satisfactory to the Investor.

               (c) Securities Filings. As promptly as practicable and in any event within five days after the same are issued or filed, copies of (i) all press releases issued by the Company or any subsidiary, and all notices, proxy statements, financial statements, reports and documents as the Company or any subsidiary shall send or make available generally to its stockholders or to financial analysts, and (ii) all periodic and special reports, documents and registration statements (other than on Form S-8) which the Company or any subsidiary furnishes or files, or any officer or director of the Company or any of its subsidiaries (in such person's capacity as such) furnishes or files with the SEC.

               (d) Other Information. Such other information relating to the Company or its subsidiaries as from time to time may reasonably be requested by the Investor provided the Company produces such information in its ordinary course of business.

          7.7 Press Releases. At least 48 hours prior to issuance, the Company shall submit for comment by facsimile to the Investor any press release or other publicity concerning the Investor, the Transaction Agreements or the transactions contemplated thereby.

          7.8 No Conflicting Agreements. The Company will not, and will not permit its subsidiaries to, take any action, enter into any agreement or make any commitment which would conflict or interfere in any material respect with the obligations to the Investor under the Agreements.

          7.9 Insurance. The Company shall, and shall cause each subsidiary to, have in full force and effect (a) insurance reasonably believed to be adequate on all assets and activities of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (b) insurance reasonably believed to be adequate protection against all liabilities, claims and risks against which it is customary for companies similarly situated as the Company and the subsidiaries to insure.

          7.10 Compliance with Laws. The Company will use reasonable efforts, and will cause each of its subsidiaries to use reasonable efforts, to comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance (in one instance or in the aggregate) would not have a Material Adverse Effect.

          7.11 Corporate Governance. For so long as the Convertible Debenture, or any portion thereof, is outstanding and/or the Investor is the beneficial owner of the Company's Common Stock, the Company:

               (a) Shall distribute to its shareholders copies of an annual report containing audited financial statements of the Company and its subsidiaries a reasonable period of time prior to the Company's annual meeting of shareholders;

               (b) Shall maintain a minimum of two independent directors on its board of directors;

               (c) Shall hold an annual meeting of shareholders each and every year;

               (d) Shall solicit proxies and provide proxy statements for all meetings of shareholders;

               (e) Shall obtain shareholder approval of (i) a plan or arrangement pursuant to which stock may be acquired by officers or directors of the Company (except for warrants or rights issued generally to shareholders of the Company or broadly based plans or arrangements including other employees of the Company); (ii) an issuance of the Company's securities when the issuance will result in a change of control; (iii) an issuance of the Company's securities in connection with the acquisition of another company if shareholder approval of such issuance is required under applicable Nasdaq rules; and (iv) any other issuance of the Company's securities if shareholder approval of such issuance is required under applicable Nasdaq rules.

     8. Survival. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the execution and delivery of this Agreement for a period of five years and six months from the date of this Agreement; provided, however, that the provisions contained in
Section 7 hereof shall survive in accordance therewith.

     9. Miscellaneous.

          9.1 Successors and Assigns. This Agreement may not be assigned by either party without the prior written consent of the other party hereto, except that without the prior written consent of the Company, but after notice duly given, the Investor may assign its rights and delegate its duties hereunder to an Affiliate, and without the prior written consent of Investor, but after notice duly given, the Company may assign its rights and delegate its duties hereunder to any successor-in-interest corporation in the event of a merger or consolidation of the Company with or into another corporation, or any merger or consolidation of another corporation with or into the Company which results directly or indirectly in an aggregate change in the ownership or control of more than 50% of the voting rights of the equity securities of the Company, or the sale of all or substantially all of the Company's assets. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          9.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or if sent by telex or telecopier, upon receipt of the correct answer back, or upon deposit with the United States Post Office, by registered or certified mail, or upon deposit with an overnight air courier, in each case postage prepaid and addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

                 If to the Company:

                          Medical Dynamics, Inc.
                          99 Inverness Drive East
                          Englewood, CO 80112
                          Attn:  Van A. Horsley
                          Telephone:  303/790-2990
                          Facsimile:   303/799-1378

                          with a copy to:

                          Norton Lidstone LLC
                          5445 DTC Parkway, Suite 850
                          Denver, CO 80111
                          Attn:  Herrick Lidstone, Jr.
                          Telephone:  303/221-5552
                          Facsimile:   303/221-5553

                 If to the Investor:

                          The Tail Wind Fund, Ltd.
                          Windermere House
                          404 East Bay Street
                          P.O. Box SS-5539
                          Nassau, Bahamas
                          Telephone:
                          Facsimile:

                          with a copy to:

                          The Tail Wind Fund, Ltd.
                          c/o European American Securities, Inc.
                          One Regent Street, 4th Floor
                          London SW1Y 4NS
                          England
                          Attn:  David Crook
                          Telephone:  44-171-468-7660
                          Facsimile:   44-171-468-7657

                          and with a copy to:

                          Bryan Cave LLP
                          700 Thirteenth Street, N.W.
                          Washington, D.C.  20005
                          Attn:  LaDawn Naegle
                          Telephone:  202/508-6046
                          Facsimile:   202/508-6200

          9.5 Expenses. The Company shall pay the fees of Bryan Cave LLP, counsel to the Investor, in an amount up to $12,500.

          9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

          9.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          9.8 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, and the Registration Rights Agreement constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

          9.9 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

          9.10 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado without regard to principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.




The Company:                             MEDICAL DYNAMICS, INC.


                                         By:_________________________
                                         Name:  Van A. Horsley
                                         Title:     President



The Investor:                            THE TAIL WIND FUND, LTD.


                                         By:_________________________
                                         Name:
                                         Title:

                                  Schedule 4.3
                                  ------------

               See attached Schedule 4.3

                                  Schedule 4.7
                                  ------------

               None.

                                  Schedule 4.8
                                  ------------

               None.

                              CONVERTIBLE DEBENTURE
                              ---------------------

$100,000                                                           July __, 1998

     FOR VALUE RECEIVED, the undersigned, Medical Dynamics, Inc., a Colorado corporation (the "Company"), promises to pay to the order of The Tail Wind Fund, Ltd., or the holder hereof, on July __, 2003 ("Due Date"), the principal sum of One Hundred Thousand Dollars ($100,000), or, if less, the unpaid principal amount outstanding at such time, in either case together with all accrued and unpaid interest thereon.

     The Company also promises to pay interest semi-annually from the date hereof on the principal amount hereof unpaid during such period (including amounts converted during the period for the time such was outstanding) at a rate of eight percent (8%) per annum. Interest on this Debenture shall be computed on the basis of a 360-day year. Interest through the last day of the preceding calendar semi-annual period shall be payable on or before the fifth day of each January and July, commencing in January 1999.

     This Debenture is one of the Debentures referred to in and issued pursuant to the Purchase Agreement dated July __, 1998, between the Company and the Investor named therein (the "Purchase Agreement"), and is entitled to the benefits of, and subject to the terms and provisions of the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.

     1. Payments

     All payments by the Company hereunder shall be payable in lawful money of the United States in immediately available funds by wire transfer to an account designated in writing by the Investor, or in the case of conversion of principal and, at the option of the Company, payment of interest, in shares of common stock of the Company, par value $.001 per share (the "Common Stock"), valued at the Conversion Price (for the conversion of principal) and at the Market Price (for the payment of interest), not later than 5:00 p.m., Mountain time on the day when due to the holder at the following address:

                     The Tail Wind Fund, Ltd.
                     c/o Mees Pierson Fund Services
                     Fourth Floor Russell House
                     Dublin 2 IRELAND 1M14LE
                     United Kingdom

or at such other place as the holder hereof may from time to time designate in writing to the Company. Whenever any payment to be made pursuant to this Debenture shall be stated to be due on a public holiday, Saturday or Sunday, such payment may be made on the next succeeding business day. Such extension of time shall not in such case be included in computing interest, if any, in connection with such payment.

     2. Conversion of Debenture

          (a) From time to time, until all unpaid principal and accrued and unpaid interest under this Debenture is paid, the holder of this Debenture shall have the right to convert (i) at any time from and after one hundred twenty
(120) days after the original issuance hereof, up to one-third of the principal amount of this Debenture, (ii) at any time from and after one hundred eighty
(180) days after the original issuance hereof, up to an aggregate of two-thirds of the principal amount of this Debenture, and (iii) at any time from and after two hundred forty (240) days after the original issuance hereof, all of the principal amount of this Debenture, in whole or in part, into an amount of duly authorized, fully-paid and non-assessable shares of Common Stock determined by dividing such principal amount to be so converted by the Conversion Price (as hereinafter defined), and upon the terms and subject to the conditions hereinafter specified in this Section 2. Any unpaid principal amount of this Debenture outstanding on the Due Date, together with any accrued and unpaid interest thereon, shall automatically convert to Common Stock at the Conversion Price (defined below).

          (b) In order to convert this Debenture into shares of Common Stock, the holder shall: (i) fax a copy of the fully executed notice of conversion in the form attached hereto ("Notice of Conversion") to the Company at the office of the Company or its designated transfer agent, if any, for the Debentures, which notice shall specify the amount of the Debenture to be converted, the applicable Conversion Price, and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the first page of this Debenture) prior to 5:00 p.m., Mountain time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion; and
(ii) surrender the original Debenture being converted, along with a copy of the Notice of Conversion as soon as practicable thereafter to the office of the Company or the transfer agent, if any, for the Debentures; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Debenture is delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such original Debenture has been lost, stolen or destroyed. In the case of a dispute as to the calculation of the Conversion Price, the Company shall promptly issue such number of shares of Common Stock that are not disputed in accordance with subparagraph (c) below. The Company shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Company and the holder of the results no later than 48 hours from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive absent manifest error.

          (c) Upon the surrender of the Debenture as described above accompanied by the Notice of Conversion, the Company shall issue and, within two (2) business days (the "Delivery Period") after such surrender (or, in the case of lost, stolen or destroyed Debenture, after provision of an agreement and indemnification by the holder to the Company), direct its transfer agent to deliver to or upon the order of the holder (i) that number of shares of Common Stock for the portion of the Debenture converted as shall be determined in accordance herewith and (ii) a new Debenture representing the balance of the principal amount of the Debenture surrendered but not converted, if any. In addition to any other remedies available to the holder, including actual damages and/or equitable relief, the Company shall pay to the holder $250 in cash for the third day beyond such Delivery Period that the Company fails to deliver Common Stock issuable upon surrender of the Debenture with a Notice of Conversion, and $500 per day in cash for each day thereafter, until such time as the earlier of the date that the Company has delivered all such Common Stock and the tenth day beyond such Delivery Period. Such cash amount shall be paid to such holder by the fifth day of the month following the month in which it has accrued. In the event the Company fails to deliver such Common Stock prior to the expiration of five (5) business days after the Delivery Period for any reason (whether due to a requirement of law or a stock exchange or otherwise), the holder shall be entitled to a 1% discount on the Conversion Price for the next conversion noticed by such holder to the Company. In the event the Company fails to deliver such Common Stock prior to the expiration of the ten (10) business day period after the Delivery Period for any reason (whether due to a requirement of law or a stock exchange or otherwise), such holder shall be entitled to (in addition to any other remedies available to the holder) Conversion Default Payments in accordance with Section 2(h) hereof beginning on the expiration of such ten (10) business day period.

          (d) If any conversion of this Debenture would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded.

          (e) The "Conversion Date" shall be the date specified in the Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is faxed to the Company before 5:00 p.m., Mountain time, on the Conversion Date, and (ii) that the original Debenture is surrendered along with a copy of the Notice of Conversion as soon as practicable thereafter to the office of the Company or the transfer agent for the Debentures. The person or persons entitled to received the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to the Debenture fully surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion.

          (f) The Conversion Price per share ( "Conversion Price") at which shares of Common Stock shall be issuable upon conversion of this Debenture shall be equal to 100% of the Market Price on the business day immediately preceding the Conversion Date; provided, however, that the Conversion Price shall not exceed the Ceiling Price (defined below). "Market Price" shall mean the average of the two lowest closing bid prices of the Common Stock as reported by The Nasdaq Stock Market over the sixty trading day period ending on the date in question. The "Ceiling Price" shall mean 120% of the average closing bid price of the Common Stock for the twenty trading days prior to the effective date of the registration statement contemplated by the Registration Rights Agreement entered into by and between the parties on July __, 1998; provided, however, that the Ceiling Price shall be adjusted effective upon the second anniversary of the Purchase Agreement to 120% of the Market Price on such date, if such adjustment would result in a lower price, but in no event shall the Ceiling Price be adjusted to an amount less than $2.25.

          (g) In order to prevent dilution of the conversion rights granted under this Section 2, the Conversion Price shall be subject to adjustment from time to time as follows:

               (i) If the Common Stock shall be changed into the same or a different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise or in the event of a merger or consolidation of the Company with or into another corporation or the sale of substantially all of the Company's assets to any other person, then and in each such event the holder of this Debenture shall have the right thereafter to convert this Debenture or any portion thereof into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification, merger, consolidation, sale or other change by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately prior to such reorganization, recapitalization, reclassification, merger, consolidation, sale or change.

               (ii) If any event occurs of the type contemplated by the provisions of this Section 2(g) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holder of this Debenture; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 2(g) or decrease the number of shares of Common Stock issuable upon conversion of this Debenture.

               (iii) Immediately upon any adjustment of the Conversion Price, the Company shall give written notice thereof to the holder of this Debenture, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (h) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of this Debenture; and if at any time the number of authorized but unissued and issued but not outstanding shares of the Common Stock, on a fully diluted basis, shall not be sufficient to effect the conversion of this Debenture at the Conversion Price then in effect, the Company will take such corporate action as may be necessary to increase its authorized but unissued or issued but not outstanding shares of the Common Stock to such number of shares as shall be sufficient for such purpose. The Company covenants that all shares of Common Stock which shall be so issuable, when issued upon conversion of this Debenture, shall be duly and validly issued, fully-paid and non-assessable. If at any time a holder submits a Conversion Notice, the Company does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Section 2 (a "Conversion Default"), the Company shall issue to the holder all of the shares of Common Stock which are available to effect such conversion. The number of shares included in the Notice of

Conversion which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the holder's option at any time after) the date additional shares of Common Stock are authorized by the Company to permit such conversion, at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date elected by the holder in respect thereof. The Company shall pay to the holder payments ("Conversion Default Payments") for a Conversion Default in the amount of (N/365), multiplied by the sum of the principal amount of the Debenture sought to be converted, multiplied by the Excess Amount on the first day of the Conversion Default (the "Conversion Default Date"), multiplied by .36, where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of the full amount of the Debenture. The Company shall send notice to the holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of holder's accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar month shall be paid in cash or shall be convertible into Common Stock at the Conversion Price, at the holder's option, as follows:

               (i) In the event holder elects to take such payment in cash, cash payment shall be made to holder by the fifth day of the month following the month in which it has accrued; and

               (ii) In the event holder elects to take such payment in Common Stock, the holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of Conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Section 2.

Nothing herein shall limit the holder's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

          (i) Notwithstanding anything to the contrary herein, conversion of this Debenture shall not be permitted, and the Company shall not pay any amounts due to the holder of this Debenture in the form of shares of Common Stock, if such conversion or payments would result in the holder of this Debenture owning more than 4.99% of the issued and outstanding shares of Common Stock following conversion or payment (such percentage to be calculated in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934).

          (j) The issuance of certificates for shares of the Common Stock upon the conversion of this Debenture shall be made without charge to the holder hereof for any issuance tax in respect of the issuance of such certificates or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Common Stock.

     3. Covenant. The Company agrees at all times that it will not, by any amendment of the Company's Articles of Incorporation, or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, seek to avoid the observance or performance hereof, but will at all times take such actions as are necessary or appropriate in order to protect the rights of the holder of this Debenture.

     4. Events of Default

          (a) In addition to the Default provisions provided above in respect of Conversion, an "Event of Default" shall exist if any of the following occurs and is continuing:

               (i) Failure to make any payment of principal or interest on the Debenture when such payment is due, other than the final payment due on the Due Date;

               (ii) Failure to make payment of all outstanding principal and interest on the Debenture on the Due Date;

               (iii) Failure to comply with any other provision of this Debenture and such failure continues for more than five (5) business days after the holder hereof has given written notice of such failure to the Company;

               (iv) The Common Stock is not listed or included for quotation on The Nasdaq SmallCap Market System, The Nasdaq National Market System, the New York Stock Exchange or the American Stock Exchange;

               (v) Any levy, seizure, attachment, execution or similar process shall be levied on a material portion of the Company's property; or

               (vi) A receiver, custodian, liquidator or trustee of the Company, or of any of the property of the Company, is appointed by court order; or the Company is adjudicated bankrupt or insolvent; or any of the property of the Company is sequestered by court order; or a petition to reorganize the Company under any bankruptcy, reorganization or insolvency law is filed against the Company and is not dismissed within sixty (60) days after such filing; or the Company files a voluntary bankruptcy petition or requesting reorganization or arrangement under any provision of any bankruptcy, reorganization or insolvency law, or consents to the filing of any petition against it under any such law; or the Company makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of the Company or of all or any part of the property of the Company.

          (b) If an Event of Default specified in Section 4(a)(i) exists, then this Debenture shall accrue additional interest on all unpaid amounts of principal and interest from the date of the Event of Default at a rate equal to the greater of (i) fifteen percent (15%) per annum or (ii) the highest amount allowable by law.

          (c) If an Event of Default other than an Event of Default specified in
Section 4(a)(i) exists, then the holder of this Debenture may exercise any right, power or remedy conferred upon it by law, and shall have the right to declare by written notice the entire principal and all interest accrued on such Debenture to be, and such Debenture shall thereupon become, forthwith due and payable without any declaration, presentment, demand, protest or notice of any kind. The Company shall forthwith pay to the holder of this Debenture the entire principal and interest accrued on such Debenture.

     5. Registration. The initial holder of this Debenture is entitled to the benefit of certain registration rights in respect of the shares of Common Stock into which this Debenture may be coverted pursuant to that Registration Rights Agreement dated effective July __, 1998.

     6. Miscellaneous

          (a) Every maker, endorser and guarantor of this Debenture or the obligation represented by this Debenture waives presentment, demand, notice, protest and all other demands or notices, in connection with the delivery, acceptance, endorsement, performance, default or enforcement of this Debenture, assents to any and all extensions or postponements of the time of payment or any other indulgences, including without limitation, the release or substitution of collateral, and agrees to be bound by all of the terms contained in the Debenture.

          (b) No delay or omission by the holder hereof in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

          (c) The Company shall pay all reasonable costs and expenses of collection, including attorney's fees, incurred or paid by the holder hereof in enforcing this Debenture and the obligations evidenced hereby.

          (d) This Debenture may be amended only by written agreement of the Company and the holder hereof.

          (e) This Debenture is governed by the laws of the State of Colorado and is executed as a sealed instrument as of the date first above written.

     IN WITNESS WHEREOF, the Company has caused this Debenture to be executed and delivered by its duly authorized officer as of the day and year first written above.


                                           MEDICAL DYNAMICS, INC.


                                           By:__________________________________
                                           Title:_______________________________

                              MEDICAL DYNAMICS, INC.
                              CONVERTIBLE DEBENTURE
                              NOTICE OF CONVERSION


MEDICAL DYNAMICS, INC.
99 Iverness Drive East
Englewood, CO  80112

     The undersigned hereby elects to convert $_______________ of the Convertible Debenture represented by the within Convertible Debenture for, and to acquire thereunder _______________ shares of Common Stock ("Conversion Shares") as provided for therein, and requests that certificates for the Conversion Shares be issued as follows:

                           --------------------------------
                           Name
                           --------------------------------
                           Address
                           --------------------------------

                           --------------------------------
                           Federal Tax Identification No.
                           or Social Security No.

and, if the amount of the principal of the Convertible Debenture being converted hereby shall not be all of the principal amount of such Convertible Debenture, that a new Convertible Debenture or the balance of such Convertible Debenture be issued forthwith to the holder or the undersigned's Assignee as below indicated and delivered to the address stated below. The undersigned hereby represents and warrants that sales of the Conversion Shares will be made only pursuant to the Prospectus covering the registered resale of the Conversion Shares, and that it will comply with all applicable prospectus delivery requirements.

Dated:___________________, ____

                                      Signature:______________________________

                                            ______________________________
                                            Name (please print)
                                            ______________________________
                                            Address
                                            ______________________________

                                            ______________________________
                                            Federal Identification or Soc Sec #